UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2015

BCB Bancorp, Inc.
(Exact Name of Registrant as Specified in its charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, New Jersey 07002
Address of principal executive offices

(201) 823-0700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2015, the Board of Directors of BCB Bancorp, Inc. (the “Company”), appointed James G. Rizzo as a director of the Company. Mr. Rizzo has been a director of BCB Community Bank (the “Bank”) since 2013. The Company Board of Directors has not yet determined which committees Mr. Rizzo will serve on as a member. Mr. Rizzo is in the business of real estate investment and management.

The Bank leases its 190 Park Ave., Rutherford, New Jersey, branch office (which opened in February 2015) from a limited liability company in which Mr. Rizzo owns a 50% membership interest. Based upon a market rental value appraisal obtained prior to entering into the lease agreement, the Company and the Bank believe that the terms and conditions of the lease are comparable to terms that would have been available from a third party that was unaffiliated with the Company and/or Bank. Rental payments under the lease are currently $2,779 per month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.
DATE: February 23, 2015	By:	/s/Thomas Coughlin
Thomas Coughlin
Chief Executive Officer and President
(Duly Authorized Representative)